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                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT


        We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated:  February 11, 2000.

                                       VULCAN VENTURES INCORPORATED

                                       By:         /s/ William D. Savoy
                                          --------------------------------------
                                       William D. Savoy, Vice President

                                                       *
                                       -----------------------------------------
                                       Paul G. Allen

                                       *By:         /s/ William D. Savoy
                                           -------------------------------------
                                       William D. Savoy as Attorney-in Fact for
                                       Paul G. Allen pursuant to a Power of
                                       Attorney filed on August 30, 1999, with
                                       the Schedule 13G of Vulcan Ventures
                                       Incorporated and Paul G. Allen for
                                       Pathogenesis, Inc. and incorporated
                                       herein by reference.